Exhibit 1.1

Execution Version

43,500,000 Shares

ADT INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

September 16, 2020

Morgan Stanley & Co. LLC

As Representative of the several

Underwriters listed on Schedule I

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (collectively, the “Selling Stockholders”) of ADT Inc., a Delaware corporation (the “Company”), propose to sell to the several Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 43,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Firm Shares”) as set forth opposite the name of each Selling Stockholder on Schedule II hereto. The Selling Stockholders also propose to sell to the several Underwriters not more than an additional 6,500,000 shares of the Common Stock of the Company (the “Additional Shares”), as set forth opposite the name of each Selling Stockholder on Schedule II hereto, if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3(b) hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”), an automatic shelf registration statement on Form S-3 (File No. 333-248821) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933 (as amended, the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act, including a prospectus relating to the Shares. Such registration statement, as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the information (if any) deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register the sale of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

For purposes of this Agreement, “Applicable Time” means 9:22 A.M., New York City time, on September 16, 2020, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. Any reference in this underwriting agreement (this “Agreement”) to the “Registration Statement,” the “Preliminary Prospectus,” the “Time of Sale Prospectus” and “Prospectus” shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the Selling Stockholders that:

(a)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) the Registration Statement and any post-effective amendment thereto, as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Applicable Time, at the Closing Date (as defined in Section 5) or at any Option Closing Date (as defined in Section 5), did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, the Applicable Time, the Closing Date and any Option Closing Date, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Date and any Option Closing Date complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus as of the Applicable Time did not, and, as then amended or supplemented, if applicable, as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) any individual Testing-the-Waters Communication (as defined below), when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus as of its date does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined below) described as such in Section 10(c) hereof. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)    At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and, when taken together with the Preliminary Prospectus filed prior to the first use of such free writing prospectus, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the offering and sale of the Shares (a “Material Adverse Effect”).

(e)    Each material subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all necessary power and authority (corporate, limited liability company or other, as applicable) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)    All of the issued and outstanding capital stock or membership interests of the Company (including the Shares to be sold by the Selling Stockholders) and each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and the capital stock or membership interests of the Company (including the Shares to be sold by the Selling Stockholders) and each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except liens, encumbrances or defects in place as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The entities listed on Schedule V hereto are the only significant subsidiaries, direct or indirect, of the Company (as defined in Regulation S-X 1.02). The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(g)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person other than the Underwriters that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares.

(h)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as provided by the Investor Rights Agreement, dated as of January 6, 2020, among ADT Inc., The Jessica A. Lindsey 2019 Restated Revocable Trust Dated November 5, 2019, and The David P. Lindsey 2019 Restated Revocable Trust Dated August 20, 2019, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to any registration statement pursuant to the Securities Act.

(i)    No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the execution, delivery and performance by the Company of this Agreement, the offering and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) such as may be required under the Securities Act, the Exchange Act, or the regulations thereunder, state securities or “Blue Sky” laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), in each case, in connection with the offering purchase and sale of the Shares, or (ii) where the failure to obtain or make such consent, approval, authorization, order, filing or registration could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not constitute a Material Adverse Effect, the Company and its subsidiaries have good and marketable fee simple title to all of their owned real properties, valid and marketable leasehold interests in all of their leased real properties and good title to all other properties and assets owned by them, in each case, free from liens, encumbrances and defects that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not constitute a Material Adverse Effect, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(k)    The execution, delivery and performance by the Company of this Agreement, the offering and sale of the Shares, and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the charter or by-laws of any of the Company and its subsidiaries, (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Company, or its subsidiaries or any of their properties, or (iii) any agreement or instrument to which any of the Company and its subsidiaries is a party or by which any of the Company and its subsidiaries is bound or to which any of the properties of the Company and its subsidiaries is subject, except, in the cases of clauses (ii) and (iii) above, where such breach, violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)    None of the Company or any of its subsidiaries is (i) in violation of its respective organizational documents or (ii) in default under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound, except for such violation or default that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)    This Agreement has been duly authorized, executed and delivered by the Company.

(n)    The Company and its subsidiaries (i) possess all adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business operated by them, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or where the lack of such certificates, authorities and permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(p)    The Company and its subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, except where the lack of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) have not received any notice of infringement of or conflict with asserted rights of others with respect to Intellectual Property Rights that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Company or its subsidiaries, relating to the use, disposal or release of hazardous or toxic substances (including, without limitation, fertilizers, pesticides, fungicides, petroleum or petroleum products) or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns, leases or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending or, to the knowledge of the Company, threatened claim relating to any environmental laws, which violation, contamination, liability or claim could individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; the Company is not aware of any pending investigation, conditions, fact or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any environmental laws that could reasonably be expected to have a Material Adverse Effect.

(r)    The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(s)    Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or the manipulation of the price of the Shares to facilitate the sale of the Shares.

(t)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the broadly available road show are not based on or derived from estimates and sources that are reliable and accurate in all material respects.

(u)    The Company and each of its consolidated subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s authorization; and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. There are no material weakness in the Company’s internal control over financial reporting.

The Company maintains an effective system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(v)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (a) there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (i) against or affecting the Company or any of its subsidiaries or any of their respective properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform their obligations under this Agreement, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and to the knowledge of the Company, no such actions, suits or proceedings are threatened, and (b) there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(w)    The financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its subsidiaries on a consolidated basis as of the dates shown and its results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements of the Company included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any such subsidiary on any class of their capital stock; (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries; and (iv) the Company and its subsidiaries have not incurred any material liability or obligations, direct or contingent, nor entered into any material transactions.

(y)    The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(z)    (i) None of the Company or its subsidiaries or affiliates, or any director or executive officer thereof or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws and (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(aa)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting laws and regulations, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)    (i) None of the Company, any of its subsidiaries, or any director or officer, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by one or more persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)    Except as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect: (a) the Company and its subsidiaries have filed all U.S. federal, state and local and non-U.S. tax returns that are required to be filed (taking into account valid filing extensions) and (b) the Company and its subsidiaries have paid all taxes (including in the capacity of a withholding agent) required to be paid by them (including any interest, additions to tax or penalties), except for any such amounts currently being contested in good faith by appropriate proceedings diligently conducted and for which the Company has established adequate reserves in accordance with GAAP.

(dd)    The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the businesses in which they are engaged; all policies of insurance insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except for any claims in respect of matters set forth in or reasonably contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus ; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)    PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries under within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ff)    The Company, its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA, except, in each case, where any failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to any of the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under Section 4043(c) of ERISA) has, within the past six (6) years, occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any amount of unfunded “benefit liabilities” (as defined under Section 4001(a)(16) of ERISA) that in the aggregate could reasonably be expected to result in a Material Adverse Effect. None of the Company, its subsidiaries or any of their ERISA Affiliates has, within the past six (6) years, incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, within the past six (6) years, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification to the extent any lack of qualified status or loss of qualified status could, individually or in the aggregate, reasonably be expected to result in an Material Adverse Effect.

(gg)    The Company is in compliance in all material respects with, and there is and has been no failure on the part of the Company’s directors or officers, in their capacities as such, to comply in all material respects with, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(hh)    The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, to the knowledge of the Company, except for those could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, and except for those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of their respective IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(ii)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj)    No subsidiary of the Company is currently prohibited (except as may be limited by applicable laws of the jurisdiction of such subsidiary’s incorporation or formation), directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividend to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any such subsidiary’s properties or assets to the Company or any subsidiary of the Company, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kk)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, (A) are in compliance with any and all applicable laws, rules, regulations, and regulatory requirements or court decrees relating to consumer protection or purchase finance or other regulations applicable to the business of the Company as currently conducted or contemplated to be conducted, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect (such laws, rules and regulations, the “Regulatory Laws”), (B) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses, except where the failure to receive such permits, licenses and other approvals could not reasonably be expected to have a Material Adverse Effect and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Regulatory Laws could not reasonably be expected have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material changes proposed or contemplated to be made to any of the Regulatory Laws that could reasonably be expected to have a Material Adverse Effect.

(ll)    The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule VI hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

2.    Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Company that:

(a)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, if such Selling Stockholder is named in Schedule VII hereto (such Selling Stockholders, the “Company Selling Stockholders”), the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and, if such Selling Stockholder is a Company Selling Stockholder, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, and, if such Selling Stockholder is a Company Selling Stockholder, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder.

(b)    The execution, delivery and performance by such Selling Stockholder of this Agreement, and, if such Selling Stockholder is a Company Selling Stockholder, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(c)    Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Option Closing Date, as the case may be, by such Selling Stockholder hereunder; such Selling Stockholder will have, immediately prior to the Closing Date or the Option Closing Date, as the case may be, good and valid title to the Shares to be sold at the

Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)     Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)    The Time of Sale Prospectus, at the Applicable Time did not, and as of the Closing Date or the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder specifically for use in the Time of Sale Prospectus, it being understood and agreed that the only such information consists of the name, address, the number of shares of Stock being offered by such Selling Stockholder and the number of Shares beneficially owned by such Selling Stockholder (the “Selling Stockholder Information”).

(f)    As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the Selling Stockholder Information.

(g)    As of the date hereof and as of the Closing Date and as of the Option Closing Date, as the case may be, the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, Time of Sale Prospectus or the Prospectus.

(h)    (i) None of such Selling Stockholder or its subsidiaries or affiliates, or any director or executive officer thereof or, to such Selling Stockholder’s knowledge, any employee, agent or representative of such Selling Stockholder or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) such Selling Stockholder and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither such

Selling Stockholder nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(i)    The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting laws and regulations, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Selling Stockholder and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(j)    (i) None of such Selling Stockholder, any of its subsidiaries, or any director, officer, or employee thereof, or, to such Selling Stockholder’s knowledge, any agent, affiliate or representative of such Selling Stockholder or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by one or more persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    Such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(k)    To the extent a Selling Stockholder is an entity, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

(l)    Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(m)    Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(i) If such Selling Stockholder is a Company Selling Stockholder, such Selling Stockholders represents and warrants that book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholders hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing David Smail and Jeffrey Likosar, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(ii) If such Selling Stockholder is a Company Selling Stockholder, such Selling Stockholders specifically agrees that the Shares represented by the book-entry securities entitlements held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

3.    Agreements to Sell and Purchase. Each of the Selling Stockholders agrees, severally and not jointly, to sell the Firm Shares to the several Underwriters as provided in this Agreement, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from each of the Selling Stockholders the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $9.60 a share (the “Purchase Price”).

(b)    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule II hereto, to sell the Additional Shares to the several Underwriters and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Stockholder the Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.

The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares that bears the same proportion to the total number of Additional Shares being purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter (or such number increased as set forth in Section 12 hereof) bears to the total number of Firm Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make. Any such election to purchase Additional Shares shall be made in proportion to the maximum number of Additional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto.

4.    Terms of Public Offering. The Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Time of Sale Prospectus. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

5.    Payment and Delivery. Delivery of the Firm Shares shall be made by the Selling Stockholders to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative in Federal or of funds immediately available in New York City to the account specified by the Selling Stockholders or, with respect to such Selling Stockholders that are Company Selling Stockholders, the Attorneys-in-Fact at 10:00 a.m., New York City time, on September 18, 2020, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative may designate in writing. Delivery of any Additional Shares shall be made by the Selling Stockholders to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative in Federal or other funds immediately available in New York City to the account specified by the Selling Stockholders or, with respect to such Selling Stockholders that are Company Selling Stockholders, the Attorneys-in-Fact at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3(b) or at such other time on the same or on such other date, not later than the fifth business day thereafter, as the Representative may designate in writing. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Additional Shares, if other than the Closing Date, is herein referred to as the “Option Closing Date”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable by the Selling Stockholders in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the Facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

6.    Conditions to the Underwriters’ Obligations. The obligations of each Underwriter to purchase and pay for the Firm Shares on the Closing Date or the Additional Shares on the Option Closing Date, as the case may be, as provided herein are subject the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act shall have been timely filed with the Commission under the Securities Act (in the case of any such issuer free writing prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any of its subsidiaries has been placed on negative outlook; and

(ii)    there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, that, in the reasonable judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by the Time of Sale Prospectus and the Prospectus.

(c)    The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (x) a certificate, signed by a principal financial or accounting officer of the Company, (i) to the effect set forth in Sections 6(a) and 6(b)(i) above, (ii) that, subsequent to the dates of the most recent financial statements in the Time of Sale Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its respective subsidiaries taken as a whole except as disclosed in the Time of Sale Prospectus or as described in such certificate, (iii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and (iv) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representative, confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and that the such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(d)     The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representative to the effect set forth in Annex A hereto.

(e)    The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representative to the effect set forth in Annex B hereto.

(f)    The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representative.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date or the Option Closing Date, as the case may be, from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters concerning the financial information with respect to the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided, in each case, that any letter delivered on the date hereof pursuant to this Section 6(g) shall use a “cut-off date” of no more than three business days prior to the date hereof and any letter delivered on the Closing Date or the Option Closing Date, as the case may be, pursuant to this Section 6(g) shall use a “cut-off date” of no more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

(h)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the Selling Stockholders, the shareholders, officers and directors of the Company, each as listed on Schedule IV, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.

(i)    The Shares to be delivered on the Closing Date or the Option Closing Date, as the case may be shall have been approved for listing on the New York Stock Exchange (“NYSE”) , subject to official notice of issuance.

(j)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares.

(k)    On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representative such other documents as the Representative reasonably request, including with respect to the good standing of the Company, and other matters related to the offering and sale of the Shares as are customary.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Representative, without charge and upon request, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any free writing prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative and counsel for the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative promptly reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(d)    To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably object.

(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith, subject to Section 7(b) above, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith, subject to Section 7(b) above, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    To use commercially reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided, however, that nothing contained herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(i)    To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, that the Company will be deemed to have furnished such statements to its security holders to the extent it is filed in the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(j)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k)    Neither the Company nor its subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(l)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s independent accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (provided that the costs and fees of counsel described in this clauses (iii) shall not to exceed $10,000), (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the costs and fees of counsel described in this clauses (iv) shall not to exceed $25,000), (v) [reserved], (vi) [reserved], (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (the remaining half of the cost to be borne by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, travel and lodging expenses of the Underwriters (except as otherwise set forth in clause (viii) of this paragraph with respect to one half of the cost related to any chartered aircraft), stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(m)    The Company also covenants with each Underwriter that, without the prior written consent of the Representative, it will not, during the period commencing on the date of this Agreement and ending at the close of business 120 days after the date of the Prospectus (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the Company in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Lock-Up Securities (provided that confidential or non-public submissions to the Commission of any registration statements under the Securities Act may be made if and only if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Lock-Up Securities, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least two business days prior to such confidential or non-public submission to the Representative and

(z) no such confidential or non-public submission shall become a publicly available registration statement during the Restricted Period), or (4) publicly disclose the intention to do any of the foregoing.

(n)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including in connection with any exercise or vesting of any restricted stock unit granted under any equity compensation plan or other agreement described in the Time of Sale Prospectus, (c) the grant of options or any other stock based awards or restricted stock units pursuant to any equity compensation plan, employment contract, benefit plan or other arrangement and described in the Time of Sale Prospectus, provided that, prior to such issuance or grant, to the extent that any such securities will become vested during the Restricted Period, the Company shall cause each recipient of such grant or issuance to execute and deliver a “lock-up” agreement substantially in the form of Exhibit A hereto, (d) the issuance of shares of Class B common stock of the Company to Google LLC pursuant to the terms of the Securities Purchase Agreement dated July 31, 2020, including any shares of common stock issued upon conversion of any shares of Class B common stock, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities, provided that in respect of clause (e), (i) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period or (f) the entry into an agreement providing for the issuance of Common Stock or any securities convertible into or exercisable for Lock-Up Securities , and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employment benefit assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of Common Stock issued or issuable pursuant to this clause (f) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the offering of the Shares pursuant to this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to the Representative, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit A hereto.

8.    Covenants of the Selling Stockholders. Each of the Selling Stockholders severally covenants and agrees with each Underwriter that:Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b)    Such Selling Stockholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

9.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Selling Stockholders not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate, director and officer of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, joint or several, that arise out of, or are based upon, (i) in the case of any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Testing-the-Waters Communication or any road show, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) in the case of the Registration Statement or any amendment thereof, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information.

(b)    Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in clause (a) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Selling Stockholder Information provided by such Selling Stockholder, and in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Testing-the-Waters Communication or any road show, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 10(c) hereof; provided, further, that any liability of such Selling Stockholder under this subsection (b) shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by such Selling Stockholder from the sale of the Shares by such Selling Stockholder pursuant to this Agreement.

(c)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, but, in each case, to the same extent as the foregoing indemnity as set forth in clause (a) above, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter or through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the first sentence of the third paragraph, the eleventh paragraph and the twelfth paragraph in the Time of Sale Prospectus under the heading “Underwriting (Conflicts of Interest)” (collectively, such information, the “Underwriter Information”).

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 10(a) or 10(b), and by the Company or the Selling Stockholders, in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)    To the extent the indemnification provided for in Section 10(a), 10b(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)    The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal fees or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of each of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Selling Stockholders, its officers or directors or any person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

11.    Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, prior to the Option Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Additional Shares, as the case may be, either the (i) Representative or (ii) the Company and any Selling Stockholder shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.    Entire Agreement.

(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company and each Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Stockholders or any other person, (ii) the Underwriters owe the Company and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

15.    Representation of the Underwriters. The Representative will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.    Waiver of Jury Trial. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19.    Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 10 hereof.

20.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at in care of Morgan Stanley & Co. LLC, Attention: Equity Syndicate Desk (copy to Legal Department), 1585 Broadway, New York, New York 10036; if to the Company shall be delivered, mailed or sent to ADT, Inc., 1501 Yamato Road, Boca Raton, FL 33431, Attention: Attention: David Smail, EVP & Chief Legal Officer (fax: (561) 989-7980, with a copy (which shall not constitute notice hereunder) to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Gregory A.

Ezring, Esq. and Tracey A. Zaccone, Esq; and if to the Selling Stockholders shall be delivered, mailed or sent to Apollo Management VIII, L.P, 9 West 57th Street, 43rd Floor, New York, NY 10019, Attention: General Counsel, with a copy (which shall not constitute notice hereunder) to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Gregory A. Ezring, Esq. and Tracey A. Zaccone, Esq.

22.    Recognition of the U.S. Special Resolution Regimes.

(i)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ADT Inc.

By:	/s/ Jeffrey Likosar
Name:	Jeffrey Likosar
Title:	Chief Financial Officer

Prime Security Services TopCo (ML), L.P.

By:	Prime Security Services TopCo (ML), LLC, its general partner

By:	Prime Security Services TopCo Parent GP, LLC, its sole member

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

Prime Security Services TopCo (ML II), L.P.

By:	Prime Security Services TopCo (ML), LLC, its general partner

By:	Prime Security Services TopCo Parent GP, LLC, its sole member

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title	Laurie D. Medley

David Smail

By:	/s/ David Smail
Name:	David Smail
Title:	Attorney-in-Fact

As Attorneys-in-Fact acting on behalf of the applicable Company Selling Stockholders named in Schedule VII to this Agreement

Jeffrey Likosar

By:	/s/ Jeffrey Likosar
Name:	Jeffrey Likosar
Title:	Attorney-in-Fact

As Attorneys-in-Fact acting on behalf of the applicable Company Selling Stockholders named in Schedule VII to this Agreement

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto:

By:	Morgan Stanley & Co. LLC

By:	/s/ Michael Sytsma
Name:	Michael Sytsma
Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares to be Purchased
Morgan Stanley & Co. LLC	24,268,421	3,626,316
Goldman Sachs & Co. LLC	4,006,579	598,684
Barclays Capital Inc.	4,487,368	670,526
RBC Capital Markets, LLC	3,525,789	526,842
Citigroup Global Markets Inc.	1,602,632	239,474
Deutsche Bank Securities Inc.	1,602,632	239,474
Mizuho Securities USA LLC	1,602,632	239,474
Apollo Global Securities, LLC	2,403,947	359,210
Total:

	43,500,000	6,500,000

I-1

SCHEDULE II

Selling Stockholders:	Number of Firm Shares	Number of Additional Shares
Prime Security Services TopCo (ML), L.P.	40,107,089	5,993,016
Prime Security Services TopCo (ML II), L.P.	2,813,437	420,399
Daniel Bresingham	80,941	12,094
Donald Young	80,941	12,094
Jeffrey Likosar	77,746	11,617
Jamie Haenggi	69,378	10,367
Robert M Dale	28,907	4,320
Richard Rot	9,801	1,465
Jay Robertson	8,893	1,329
Ken Porpora	6,356	950
Jason Smith	4,540	678
Ibrahim Kassem	4,249	635
Amelia Pulliam	3,632	543
Jon Marvin	3,085	461
Michael Keen	3,085	461
Joe Nuccio	2,779	415
Robert Kerr	2,305	344
Kevin Williams	2,040	304
Tom Nakatani	2,040	304
Robert Raymond	1,837	274
Tim O’Shea	1,826	273
Jose Colon	1,816	271

II-1

Ken Pope	1,816	271
Kiet Tran	1,816	271
Magin (Anthony) Faxas	1,816	271
Frances Raya Sevilla	1,816	271
Rexford Gillette	1,816	271
Sharad Bohra	1,816	271
Tom Cummiskey	1,816	271
Anthony Wilson	1,816	271
Zachary Susil	1,816	271
Andrea Garrett	1,542	231
Mike Mondi	1,542	231
David Utt	308	47
Tiffany Galarza	308	47
Timothy J. Whall	122,857	18,358
P. Gray Finney	21,681	3,239
Andres Dearmas	4,540	678
Letha Ross-Steffey	2,724	407
Lynn Costlow Langston	2,724	407
David Solis	1,680	251
Jessica Newman	726	109
James Vogel	545	81
Cameron J. Shove	308	47
Jay Darfler	5,448	814

II-2

SCHEDULE III

Time of Sale Prospectus

1.	All free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act

•	None.

2.	Pricing Information Provided Orally by Underwriters

•	The Selling Stockholders are selling 43,500,000 shares of Firm Shares.

•	The Selling Stockholders have granted an option to the Underwriters to purchase up to an additional 6,500,000 shares of Common Stock.

•	The public offering price per share for the Shares shall be $10.00.

III-1

SCHEDULE IV

The following persons shall execute a lock-up agreement in the form set forth on Exhibit A hereto:

A.	Directors of the Company:

1.	Marc E. Becker

2.	James D. DeVries

3.	Andrew D. Africk

4.	Matthew H. Nord

5.	Reed B. Rayman

6.	Eric L. Press

7.	David Ryan

8.	Lee J. Solomon

9.	Stephanie Drescher

10.	Matthew E. Winter

11.	Tracey R. Griffin

B.	Officers of the Company:

1.	James D. DeVries

2.	James P. Boyce

3.	Daniel M. Bresingham

4.	Jeffrey Likosar

5.	David Smail

6.	Donald Young

7.	Harriet Harty

8.	Zachary Susil

C.	Selling Stockholders:

1.	Prime Security Services TopCo (ML), L.P.

2.	Prime Security Services TopCo (ML II), L.P.

IV-1

3.	Daniel Bresingham

4.	Donald Young

5.	Jeffrey Likosar

6.	Jamie Haenggi

7.	Robert M Dale

8.	Richard Rot

9.	Jay Robertson

10.	Ken Porpora

11.	Jason Smith

12.	Ibrahim Kassem

13.	Amelia Pulliam

14.	Jon Marvin

15.	Michael Keen

16.	Joe Nuccio

17.	Robert Kerr

18.	Kevin Williams

19.	Tom Nakatani

20.	Robert Raymond

21.	Tim O’Shea

22.	Jose Colon

23.	Ken Pope

24.	Kiet Tran

25.	Magin (Anthony) Faxas

26.	Frances Raya Sevilla

27.	Rexford Gillette

28.	Sharad Bohra

IV-1

29.	Tom Cummiskey

30.	Anthony Wilson

31.	Zachary Susil

32.	Andrea Garrett

33.	Mike Mondi

34.	David Utt

35.	Tiffany Galarza

36.	Timothy J. Whall

37.	P. Gray Finney

38.	Andres Dearmas

39.	Letha Ross-Steffey

40.	Lynn Costlow Langston

41.	David Solis

42.	Jessica Newman

43.	James Vogel

44.	Cameron J. Shove

45.	Jay Darfler

IV-1

SCHEDULE V

The following subsidiaries shall be considered subsidiaries for the purposes of this Agreement:

ADT LLC

ADT Commercial LLC

Defenders, LLC

Prime Security Services Borrower, LLC

Prime Security Services Holdings, LLC

The ADT Security Corporation

V-1

SCHEDULE VI

Testing-the-Waters Communications

The net road show presentation dated September 2020, made available on September 14, 2020

V-1

SCHEDULE VII

Company Selling Stockholders

1.	Daniel Bresingham
2.	Donald Young
3.	Jeffrey Likosar
4.	Jamie Haenggi
5.	Robert M Dale
6.	Richard Rot
7.	Jay Robertson
8.	Ken Porpora
9.	Jason Smith
10.	Ibrahim Kassem
11.	Amelia Pulliam
12.	Jon Marvin
13.	Michael Keen
14.	Joe Nuccio
15.	Robert Kerr
16.	Kevin Williams
17.	Tom Nakatani
18.	Robert Raymond
19.	Tim O’Shea
20.	Jose Colon
21.	Ken Pope
22.	Kiet Tran
23.	Magin (Anthony) Faxas
24.	Frances Raya Sevilla
25.	Rexford Gillette
26.	Sharad Bohra
27.	Tom Cummiskey
28.	Anthony Wilson
29.	Zachary Susil
30.	Andrea Garrett
31.	Mike Mondi
32.	David Utt
33.	Tiffany Galarza
34.	Timothy J. Whall
35.	P. Gray Finney
36.	Andres Dearmas
37.	Letha Ross-Steffey
38.	Lynn Costlow Langston
39.	David Solis
40.	Jessica Newman
41.	James Vogel
42.	Cameron J. Shove
43.	Jay Darfler

V-1

ANNEX A

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP, COUNSEL TO THE COMPANY

[Please see attached]

A-1

ANNEX B

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP, COUNSEL TO THE SELLING STOCKHOLDERS

[Please see attached]

B-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                , 2020

Morgan Stanley & Co. LLC

As Representative of the several

Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ADT Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule II to the Underwriting Agreement (collectively, the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I of the Underwriting Agreement, including the Representative (collectively, the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.01 per share of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of this lock-up agreement (this “Letter Agreement”) and ending at the close of business 120 days after the date of the final prospectus (such period, the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”) [(provided, however, that the undersigned and the Underwriters acknowledge that this clause (1) shall not apply to any transfer of Lock-Up Securities or the transferee thereof, in each case, pursuant to any foreclosure actions under the provisions the Margin Loan Agreement, dated as of October 3, 2019 (as it may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among Prime Security Services TopCo (ML), L.P., a Delaware limited partnership, Prime Security Services TopCo (ML), LLC, a Delaware limited liability company, the Lenders from time to time party thereto and Barclays Bank plc, as Administrative Agent and Calculation Agent, and that certain Guarantee, dated as of October 3, 2019, by Prime Security

Services TopCo (ML II), L.P., a Delaware limited partnership, for the benefit of the Lenders and the Administrative Agent)]1, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of Lock-Up Securities other than any demand for or exercise of rights with respect to any confidential or non-public submission for registration of any Lock-Up Securities (provided that, in the case of any such confidential or non-public submission, (a) the undersigned or the Company shall give the Representative written notice at least two business days prior to such submission, (b) no public announcement of such demand or exercise of rights shall be made, (c) no public announcement of such confidential or non-public submission shall be made and (d) no such confidential or non-public submission shall become a publicly available registration statement during the Restricted Period), or (4) publicly disclose the intention to do any of the foregoing.

The foregoing sentence shall not apply to:

(a)     transactions relating to shares of Lock-Up Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or any other public filing or disclosure by or on behalf of the undersigned shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions (other than a filing on Form 5 made after the expiration of the Restricted Period referred to above) in connection with such transfer or distribution;

(b)     transfers of shares of Lock-Up Securities (i) as a bona fide gift or charitable contribution in a transaction exempt under Section 16(b) of the Exchange Act, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family (as defined below) member of the undersigned, (iii) by will or intestacy, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, or (viii) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case of such executive officer; provided that (x) each donee, transferee or trustee of the trust (in the case of a transfer to a trust) shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (y) such transfer shall not be a disposition for value;

(c)     if the undersigned is a corporation, partnership or limited liability company, (i) distributions of shares of Lock-Up Securities to partners, limited liability company members, stockholders or holders of similar interests of the undersigned (or in each case its nominee or custodian) or (ii) transfers of Lock-Up Securities to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended); provided that (x) each distributee and transferee shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (y) such distribution or transfer shall not be a disposition for value;

[1]	To be included in the case of Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P.

(d)     transfers of Lock-Up Securities by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing required by Section 16 of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to circumstances described in this clause (d) and such shares of Lock-Up Securities remain subject to this Letter Agreement, provided, further, that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period;

(e)     (i) the exercise of stock options solely with cash granted pursuant to equity incentive plans of the Company and its subsidiaries described in the Prospectus, and the receipt by the undersigned from the Company of shares of Lock-Up Securities upon such exercise, and (ii) purchase of restricted stock and the receipt of shares of Lock-Up Securities upon the vesting during the Restricted Period of restricted stock granted pursuant to equity incentive plans of the Company and its subsidiaries or pursuant to other stock purchase arrangements, in each case described in the Prospectus; provided that the underlying shares of Lock-Up Securities shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement; provided, further, that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the exercise of a stock option or receipt of restricted stock or shares of Lock-Up Securities upon vesting of restricted stock and that no shares were sold by the reporting person;

(f)     transfers of shares of Lock-Up Securities to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans of the Company and its subsidiaries described in the Prospectus, provided that the underlying shares of Lock-Up Securities issued to the undersigned upon such exercise shall continue to be subject to this Letter Agreement; provided, further, if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the “net” or “cashless” exercise of options to purchase shares of Lock-Up Securities for the purpose of exercising such options, including, if applicable, the payment of taxes due as a result of such exercise;

(g)     forfeitures of shares of Lock-Up Securities to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Restricted Period, of equity based awards granted under an equity incentive plan or pursuant to other stock purchase arrangements, in each case described in the Prospectus; provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the satisfaction of tax withholding requirements in connection with the vesting of such equity-based awards or restricted stock;

(h)     transfer of shares of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the Public Offering, involving a change of control (as defined below) of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

(i)     the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period; and

(j)     transfers to the Company of shares of Lock-Up Securities in connection with the repurchase by the Company from the undersigned of shares of Lock-Up Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; provided, further, that, if required, any public announcement or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing related to a transfer made pursuant to the circumstances described in this clause (j); provided, further, that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period;

provided further that in the case of any transfer or distribution pursuant to clause (b) or (c), no filing under Section 16(a) of the Exchange Act or any other public filing or disclosure by or on behalf of the undersigned, reporting a reduction in beneficial ownership of shares of Lock-Up Securities, shall be required or shall be voluntarily made during the Restricted Period in connection with such transfer or distribution. For purposes of this Letter Agreement, (i) “change of control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Lock-Up Securities except in compliance with the foregoing restrictions, and (ii) “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

As of the date hereof, this Letter Agreement only applies to the undersigned and does not apply to any affiliated fund of the undersigned that have not separately signed a lock-up agreement with the Underwriters, provided that any affiliated funds may be required to enter into such lock-up agreements in compliance with the terms of this Letter Agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

This Letter Agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company or the Selling Stockholders advise the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) [                ], 2020 if the Public Offering of the Shares has not been completed by such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement on the date first written above.

Very truly yours,

[ ]

(Name)

(Address)

Exh A-1